Exhibit 10.3

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, made as of [      ], 2018 (the “Grant Date”), between Harvest Oil & Gas Corp., a Delaware corporation (the “Company”), and ______ (the “Participant”).

Unless otherwise defined herein, terms defined in the Harvest Oil & Gas Corp. 2018 Omnibus Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

The undersigned Participant has been granted the target number of restricted stock units (“RSUs”) set forth below, subject to the terms and conditions of the Plan and this Agreement, as follows:

Vesting Schedule:	As provided in Exhibit A of the Agreement

Number of Restricted Stock
Units Granted:	_________________

Harvest Oil & Gas Corp.

________________________________
[________]

I, the undersigned, agree to this grant of RSUs, acknowledge that this grant is subject to the terms and conditions of the Plan and this Agreement, and have read and understand the terms and conditions set forth in Sections 1 through 22 of this Agreement. I further acknowledge receipt of the Plan and the prospectus for the Plan and consent to receive any and all communications, updates and amendments to the Plan or the prospectus, in the Company’s discretion, by electronic delivery through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

____________________________________
Participant

1.       Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.       Certain Definitions. For purposes of this Agreement, the following terms shall have the following definitions. Unless otherwise provided herein, the terms defined in this Section 2 shall control over similar terms defined in the Plan.

a.       “Employer” means any of the Company, EnerVest Operating, LLC or their respective Subsidiaries or Affiliates.

b.       “Termination of Employment” means a separation from service with an Employer (generally 50% common control with the Company), as defined in IRS regulations under Section 409A of the Internal Revenue Code of 1986, as amended (generally, a decrease in the performance of services to no more than twenty percent (20%) of the average for the preceding thirty-six (36)-month period, and disregarding leave of absences up to six (6) months where there is a reasonable expectation the Participant will return).

3.       Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock (“Shares”) underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

4.       Vesting.

a.       Normal Vesting. [__] of the RSUs will be subject to time-based vesting (the “Time Vesting RSUs”) and [__] of the RSUs will be subject to the achievement of certain milestones (the “Performance Vesting RSUs”), each as set forth on Exhibit A. The RSUs will be subject to the restrictions and limitations in this Agreement.

b.       Termination of Employment. Except as set forth in Exhibit A, any unvested RSUs shall be cancelled and forfeited for no consideration therefor upon a Termination of Employment of the Participant for any reason.

c.       Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason. The Participant shall receive any accelerated RSUs as soon as practicable following the accelerated vesting date.

5.       Delivery of Shares

a.       General. Subject to the provisions of Sections 5.b hereof, the Participant shall receive the number of Shares that correspond to the number of RSUs that have become vested as soon as practicable following the applicable vesting date, but in no event later than thirty (30) days following the applicable vesting date; provided that if the Shares underlying the RSUs have not commenced trading on the Over-The-Counter trading market (the “OTC”) as of the applicable vesting date, the Participant shall receive such Shares underlying the RSUs within five (5) trading days following the date on which the Shares commence trading on the OTC; provided further that if the Shares have not commenced trading on the OTC by September 30, 2018, the Participant shall receive the Shares underlying the RSUs on October 1, 2018 and the Fair Market Value of the Shares underlying the RSUs shall be determined in accordance with the Plan.

b.       Securities Law Compliance, Blackout Periods. If the Company reasonably anticipates that making of a payment hereunder would violate federal securities laws, a trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 5.a hereof or other applicable law, such distribution shall be instead made on the earliest date the Company reasonably anticipates that making such payment would not cause such violation, but in any event no later than March 15th of the year following the year in which the vesting date occurs.

6.       Dividends; Rights as Stockholder. Cash dividends on Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the RSUs are deliverable to the Participant in accordance with Section 5.a hereof. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in Shares at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.

7.       Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested Shares issuable hereunder.

8.       Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the choice of law principles thereof.

9.       Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. The Participant may elect to satisfy any statutorily required withholding obligation with regard to the settlement of RSUs by reducing the amount of cash or Shares otherwise deliverable to the Participant hereunder.

10.       Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.

11.       Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and, except as otherwise specifically provided herein, supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12.       Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13.       No Right to Employment. Any questions as to whether and when there has been a Termination of Employment and the cause of such Termination of Employment shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14.       Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15.       Compliance with Laws. The grant of RSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and, in each case, any respective rules and regulations promulgated thereunder) and any other law, rule, regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16.       Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.

17.       Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.       Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.       Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.       Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

22.       Company Recoupment. The Participant’s right to the RSUs granted hereunder and the Shares deliverable upon settlement of the RSUs shall in all events be subject to any Company obligation regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

EXHIBIT A